Exhibit 10.8

EXECUTION VERSION

JOINDER TO SERIES A PREFERRED STOCK PURCHASE AGREEMENT

This Joinder to Series A Preferred Stock Purchase Agreement (this “Joinder”) is made and entered into as of July 31, 2023 (the “Effective Date”), by and among Estrella Biopharma, Inc., a Delaware corporation (the “Company”), and the investor listed on Exhibit A attached to this Joinder (the “Additional Purchaser”).

WHEREAS, the Company and the Purchaser executed and delivered that certain Series A Preferred Stock Purchase Agreement, dated as of June 28, 2022 (as amended, the “Purchase Agreement”);

WHEREAS, the Company is party to that certain Agreement and Plan of Merger, dated as of September 30, 2022, by and among the Company, TradeUP Acquisition Corp., a Delaware corporation (the “SPAC”), and TradeUp Merger Sub Inc., a Delaware corporation and a direct wholly-owned subsidiary of the SPAC (“Merger Sub”) (as may be amended, supplemented, restated or otherwise modified from time to time, the “Merger Agreement”), pursuant to which, among other things, Merger Sub will merge with and into the Company, with the Company surviving such merger as a direct wholly-owned subsidiary of the SPAC (the “Merger”);

WHEREAS, Section 2.3 of the Purchase Agreement contemplates that Additional Purchasers will join and agree to become bound by the Purchase Agreement as an Additional Purchaser and thereof be deemed to be “Purchasers” for all purposes under the Purchase Agreement; and

WHEREAS, the Additional Purchaser now wishes to join and agrees to become bound by the covenants, terms and conditions of the Purchase Agreement as a Purchaser thereunder.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

1. Definitions. Unless defined herein, all capitalized terms used in this Joinder have the meanings ascribed to such terms in the Purchase Agreement.

2. Sale and Issuance of Series A Preferred Stock. The closing of the purchase of shares of the Company’s Series A Preferred Stock contemplated hereby (the “Closing”) is contingent upon the substantially concurrent consummation of the Merger. The Closing shall occur on the closing date of, and immediately prior to, or simultaneously with, the consummation of the Merger. Additional Purchaser shall deliver to the Company on or prior to August 3rd 2023, which is two (2) business days prior to the scheduled closing date of the Merger as of the date hereof of August 7th, 2023 (the “Scheduled Closing Date”), to be held in escrow until the Closing, the purchase price set forth on Exhibit A hereto (the “Purchase Price”) for the shares of the Company’s Series A Preferred Stock set forth on Exhibit A hereto (“Shares”) by wire transfer of United States dollars in immediately available funds to the account specified by the Company. In the event the Closing does not occur within five (5) business days of the Scheduled Closing Date, the Company shall promptly (but not later than two (2) business days thereafter) return the Purchase Price to the Additional Purchaser. In the event that the Closing fails to occur on the Scheduled Closing Date, Additional Purchaser hereby agrees to upon written notice from (or on behalf of) the Company to the Additional Purchaser (the “New Closing Date Notice”) that the Company reasonably expects all conditions to the Transaction Closing to be satisfied on a scheduled closing date specified in the New Closing Date Notice (the “New Scheduled Closing Date”), Additional Purchaser shall deliver to the Company, at least two (2) business days prior to the New Scheduled Closing Date to be held in escrow until the Closing, the Purchase Price for the Shares by wire transfer of United States dollars in immediately available funds to the account specified by the Company in the New Closing Date Notice, which at the Closing will be released to the Company against delivery by the Company promptly after the Closing. For the avoidance of doubt, the failure of the Closing to occur on the Scheduled Closing Date or New Scheduled Closing Date, as applicable, shall not terminate this Joinder or otherwise relieve any party of any of its obligations hereunder, including Additional Purchaser’s obligation to purchase the Shares following the Company’s delivery of a New Closing Date Notice.

3. Joinder of Additional Purchasers to the Purchase Agreement. The Additional Purchaser hereby acknowledges and agrees that by the execution and delivery of this Joinder, the Additional Purchaser will become a party to the Purchase Agreement as a “Purchaser,” effective as of the Closing, in the same manner as if the Additional Purchaser were an original signatory to the Purchase Agreement, subject to the terms, conditions, restrictions, representations, warranties, obligations, agreements and covenants of a Purchaser set forth therein. The Additional Purchaser hereby ratifies and agrees to be bound as a “Purchaser” by, all of the terms, provisions and conditions contained in the Purchase Agreement. The Additional Purchaser acknowledges receipt of a copy of the Purchase Agreement and further authorizes this Joinder to be attached as a counterpart signature page to the Purchase Agreement, effective as of the Closing.

4. Consent of the Company. The Company hereby consents to the terms of this Joinder and agrees to take such actions as may be required to affect, consummate, confirm or evidence the provisions of this Joinder. The Company shall update Exhibit A to the Purchase Agreement to reflect the number of additional Shares purchased and the Additional Purchaser purchasing such additional Shares.

5. Future References. All future references to the Purchase Agreement shall be deemed to refer to the Purchase Agreement as amended hereby.

6. No Other Changes. Except as expressly amended and modified herein, all terms, covenants and provisions of the Purchase Agreement shall remain unaltered and in full force and effect.

7. Successors and Assigns. The terms and conditions of this Joinder shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Joinder, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Joinder, except as expressly provided in this Joinder.

8. Governing Law. This Joinder shall be governed by the laws of the State of Delaware.

9. Counterparts. This Joinder may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Joinder as of the Effective Date.

COMPANY:

ESTRELLA BIOPHARMA, INC.
By:	/s/ Peter Xu
Name:	Peter Xu
Title:	Chief Financial Officer

SIGNATURE PAGE TO JOINDER TO SERIES A PREFERRED STOCK PURCHASE AGREEMENT

ADDITIONAL PURCHASER

By:	/s/ Yanbing Xiao
Name:	Yanbing Xiao

SIGNATURE PAGE TO JOINDER TO SERIES A PREFERRED STOCK PURCHASE AGREEMENT

EXHIBIT A

SCHEDULE OF PURCHASERS

PURCHASER	SHARES OF SERIES A PREFERRED STOCK OF COMPANY	PURCHASE PRICE
Yanbing Xiao	2,000,000	$2,000,000